                                                                    Exhibit (11)

                              DORSEY & WHITNEY LLP

                                   SUITE 1500
                              50 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                                October 10, 2008

First American Investment Funds, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402

     Re: Registration Statement on Form N-14 for the Combination of California Intermediate Tax Free Fund into California Tax Free Fund and the Combination of Colorado Intermediate Tax Free Fund into Colorado Tax Free Fund

Ladies and Gentlemen:

     We have acted as counsel to First American Investment Funds, Inc., a Maryland corporation (the "Company"), in connection with the Company's authorization and proposed issuance of shares of the following series and classes (collectively, the "Shares"):

     California Tax Free Fund, Class A Shares (referred to in the Company's articles of incorporation as Class I I Common Shares, par value $0.0001 per share);

     California Tax Free Fund, Class Y Shares (referred to in the Company's articles of incorporation as Class I I, Series 3 Common Shares, par value $0.0001 per share);

     Colorado Tax Free Fund, Class A Shares (referred to in the Company's articles of incorporation as Class KK Common Shares, par value $0.0001 per share); and

     Colorado Tax Free Fund, Class Y Shares (referred to in the Company's articles of incorporation as Class KK, Series 3 Common Shares, par value $0.0001 per share).

The Shares are to be issued pursuant to an Agreement and Plan of Reorganization by and between the Company, acting on behalf of its California Intermediate Tax Free Fund and its Colorado Intermediate Tax Free Fund (each an "Acquired Fund"), and the Company, acting on behalf of its California Tax Free Fund and its Colorado Tax Free Fund (each an "Acquiring Fund"), the form of which is included in the Company's Registration Statement on Form N-14 which is being filed by the Company with the Securities and Exchange Commission contemporaneously herewith. Such Agreement and Plan of Reorganization, in the form so filed, is referred to herein as the "Agreement," and such Registration Statement on Form N-14, in the form so filed, is referred to herein as the "Registration Statement." The Agreement provides that the Shares will be issued by the respective Acquiring Funds in transactions in which the Acquiring Funds acquire substantially all of the assets and liabilities of the corresponding Acquired Funds, and in which the Shares so issued are distributed pro rata to the former holders of the respective Acquired Funds' shares.

     In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

     In addition, in rendering the opinions hereinafter expressed, we have assumed, with the concurrence of the Company, that the Agreement will have been duly and validly executed and delivered on behalf of the Company, acting on behalf of the Acquired Funds and the Acquiring Funds; that the Amendment referred to in the Agreement will have been filed with the Department of Assessments and Taxation of the State of Maryland; that the Company will not issue Shares in excess of the number authorized in the Company's articles of incorporation as in effect at the date of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Maryland in effect at all times after the date of this opinion until the transactions contemplated by the Agreement are completed.

     Based on the foregoing, it is our opinion that:

     1. The Company is validly existing as a corporation in good standing under the laws of the State of Maryland.

     2. The Shares, when issued and delivered by the Company pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be legally issued and fully paid and non-assessable.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Dorsey & Whitney LLP

JDA


                                        2